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                                                                      Exhibit 21


                    SUBSIDIARIES OF DIAMETRICS MEDICAL, INC.



                  The Company's consolidated subsidiaries are shown below, together with the percentage of voting securities owned and the state or jurisdiction of each subsidiary:




                                                                Percentage of
                                                              Outstanding Voting
Subsidiaries                                                   Securities Owned
------------                                                  ------------------

Diametrics Medical, Ltd.                                             100%
(United Kingdom)